EXHIBIT A(1)(a)

                   MILLINGTON UNIT INVESTMENT TRUSTS, SERIES 1

                             FORM OF TRUST AGREEMENT

                                                          Dated: October 2, 2009

      This Trust Agreement among Millington Securities, Inc., as Depositor, Evaluator and Supervisor, and The Bank of New York Mellon, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled OStandard Terms and Conditions of Trust For Millington Unit Investment Trusts, Effective for Unit Investment Trusts Investing in Equity Securities Established On and After October 2, 2009O (the OStandard Terms and Conditions of TrustO) and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.



                                WITNESSETH THAT:

      In consideration of the premises and of the mutual agreements herein contained, the Depositor, Trustee, Evaluator and Supervisor agree as follows:


                                     PART I


                     STANDARD TERMS AND CONDITIONS OF TRUST

      Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


                                     PART II


                      SPECIAL TERMS AND CONDITIONS OF TRUST

      The following special terms and conditions are hereby agreed to:

      1. The Securities listed in the Schedules hereto have been deposited in trust under this Trust Agreement.

      2. The fractional undivided interest in and ownership of a Trust represented by each Unit thereof is a fractional amount, the numerator of which is one and the denominator of which is the amount set forth under OStatements of Financial Condition_Number of UnitsO in the Prospectus for the Trust.

      3. The aggregate number of Units described in Section 2.03(a) for a Trust is that number of Units set forth under OStatement of Financial Condition_Number of UnitsO in the Prospectus for the Trust.

      4. The term ODeferred Sales Charge Payment DatesO shall mean the dates specified for deferred sales fee installments under OFees TableO in the Prospectus for each Trust.

      5. The term ODistribution DateO shall mean the ODistribution DatesO set forth under OEssential InformationO in the Prospectus for each Trust.

      6. The term OMandatory Termination DateO shall mean the OTermination DateO set forth under OEssential InformationO in the Prospectus for each Trust.

      7. The term ORecord DateO shall mean the ORecord DatesO set forth under OEssential InformationO in the Prospectus for each Trust.

      8. Section 1.01(1) of the Standard Terms and Conditions of Trust is replaced in its entirety with the following:

      "'Depositor' shall mean Millington Securities, Inc. and its successors in interest, or any successor depositor appointed as hereinafter provided.O

      9. Section 1.01(3) of the Standard Terms and Conditions of Trust is replaced in its entirety with the following:

      "'Evaluator' shall mean Millington Securities, Inc., and its successors in interest, or any successor evaluator appointed as hereinafter provided.O

      10. Section 1.01(4) of the Standard Terms and Conditions of Trust is replaced in its entirety with the following:

      "'Supervisor' shall mean Millington Securities, Inc., and its successors in interest, or any successor evaluator appointed as hereinafter provided.O

      11. The Depositor's annual compensation as set forth under Section 3.13 shall be that dollar amount per 100 Units set forth under OFees Table--Annual Operating expenses--Supervisory, evaluation and administration feesO in the Prospectus for each Trust.

      12. The Trustee's annual compensation as set forth under Section 7.04 shall be $0.[_____] per Unit.


         IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.


                                                MILLINGTON SECURITIES, INC.


                                                By
                                                   ----------------------------
                                                Charles G. Millington, President




                            CORPORATE ACKNOWLEDGMENT

STATE OF NEW YORK                         }
                                          }ss.
COUNTY OF NEW YORK                        }

      On the [_____]th day of [_______] in the year 2009, before me personally came Charles G. Millington, to me known, who, being by me duly sworn, did depose and say that he resides in [_________], Illinois; that he is President, of Millington Securities, Inc., the corporation described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said corporation.


                                                          ---------------------
                                                          Notary Public


(Notarial Seal)

RPL ss. 309 - Corporate-no seal




                                                     THE BANK OF NEW YORK MELLON


                                                     By
                                                        -----------------------
                                                             Vice President






                            CORPORATE ACKNOWLEDGMENT


STATE OF NEW YORK                         }
                                          }ss.
COUNTY OF NEW YORK                        }

      On the [_______]th day of [_________] in the year 2009, before me personally came [_____________] to me known, who, being by me duly sworn, did depose and say that he resides in [___________], New York; that he is a Vice President of The Bank of New York, the company described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said company.


                                                          ----------------------
                                                          Notary Public


(Notarial Seal)

RPL ss. 309 - Corporate-no seal


                          SCHEDULE A TO TRUST AGREEMENT

                         SECURITIES INITIALLY DEPOSITED

                                       IN

                   MILLINGTON UNIT INVESTMENT TRUSTS, SERIES 1

          Incorporated herein by this reference and made a part hereof is the schedule set forth under OPortfolioO in the Prospectus for each Trust.